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                                                                    EXHIBIT 10.2


                                   Exhibit I-1
                       (Form of Intercreditor Agreement)

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                             INTERCREDITOR AGREEMENT


                                     between


                          FOOTHILL CAPITAL CORPORATION


                                       and


                              THE BANK OF NEW YORK
                                   as Trustee


                          Dated as of October 29, 1998

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                             INTERCREDITOR AGREEMENT

               THIS INTERCREDITOR AGREEMENT dated as of October 29, 1998 (this "Agreement") is made by and among THE BANK OF NEW YORK, solely in its capacity as trustee under the Indenture (as hereinafter defined) and collateral agent under the Security Documents (as herein defined) (the "Trustee") and FOOTHILL CAPITAL CORPORATION, a California corporation (the "Eligible Credit Facility Lender"), as lender under the Eligible Credit Facility (as hereinafter defined).

                                    RECITALS

        A. Fitzgeralds Gaming Corporation, a Nevada corporation ("Borrower"), certain subsidiaries of Borrower (the "Guarantors"), and the Trustee entered into an Indenture, dated as of December 30, 1997 (the "Indenture"), pursuant to which indebtedness was incurred by Borrower, the repayment of which is guaranteed by the Guarantors and secured by security interests in and liens on certain now owned and hereafter acquired assets and properties described in the Security Documents (the "Indenture Collateral").

        B. As of October 29, 1998, Borrower and the Eligible Credit Facility Lender entered into a Loan and Security Agreement (as such may be amended from time to time after the date hereof, the "Eligible Credit Facility Loan Agreement"), pursuant to which the Eligible Credit Facility Lender agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Borrower in an aggregate principal and undrawn amount not to exceed $15,000,000 (such aggregate principal and undrawn amount, together with all interest, fees, and expenses payable thereon or with respect thereto, the "Maximum Amount"), the repayment of which is secured by security interests in and liens on the Indenture Collateral pursuant to the Eligible Credit Facility Loan Agreement and the collateral security documents, deeds of trust, mortgages, vessel mortgages, instruments, and guaranties executed and delivered in connection therewith by one or more of Borrower, the Guarantors, and other subsidiaries of Borrower, together with such other agreements, instruments, and certificates as defined in the Eligible Credit Facility Loan Agreement (as such may be amended from time to time after the date hereof, together with the Eligible Credit Facility Loan Agreement, the "Eligible Credit Facility Loan Documents").

        C. One of the conditions of the Eligible Credit Facility Loan Agreement is that the priority of the security interests and liens on the Collateral under the Eligible Credit Facility Loan Documents be senior to the security interests in and liens on the Collateral under the Indenture and the Security Documents (as hereinafter defined), in the manner and to the extent provided for in this Agreement.

        D. The Trustee and the Eligible Credit Facility Lender desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.


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        E. The terms of the Indenture permit Borrower to enter into the Eligible
Credit Facility Loan Agreement, subject to compliance with certain conditions, and in connection therewith authorize and direct the Trustee to enter into an intercreditor agreement substantially in the form of this Agreement.

        NOW THEREFORE, the Parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                Section 1.1 Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the initial paragraph of this Agreement and in the above Recitals:

                "Agreement"
                "Borrower"
                "Eligible Credit Facility Lender"
                "Eligible Credit Facility Loan Agreement"
                "Eligible Credit Facility Loan Documents"
                "Guarantors"
                "Indenture"
                "Indenture Collateral"
                "Maximum Amount"
                "Trustee"

                Section 1.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                "Collateral" shall mean all of the Indenture Collateral that secures the Eligible Credit Facility Indebtedness.

                "Eligible Credit Facility Indebtedness" shall mean the "Obligations" (as that term is defined in the Eligible Credit Facility Loan Agreement), contingent or otherwise, of Borrower and the Guarantors to the Eligible Credit Facility Lender as defined in the Eligible Credit Facility Loan Agreement and the obligations, contingent or otherwise, of the subsidiaries of Borrower and the Guarantors arising under or pursuant to the Eligible Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Eligible Credit Facility Lender in respect of the Collateral in any Insolvency Proceeding.

                "Enforcement Action" shall have the meaning ascribed thereto in
Section 3.1.


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                "Enforcement Event" shall mean the occurrence and continuance of an "Event of Default" as defined under Section 6.1 of the Indenture.

                "Entitled Party" shall have the meaning ascribed thereto in
Section 4.1(a).

                "Event of Default" shall have the meaning ascribed thereto in the Eligible Credit Facility Loan Agreement.

                "Financing Documents" shall mean the Indenture Documents and the Eligible Credit Facility Loan Documents.

                "Foreclosure Actions" shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (i) commencing judicial or non-judicial foreclosure proceedings, (ii) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code, or (iii) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                "Fully Paid" shall mean the payment in cash or cash equivalents in full of all obligations under the Eligible Credit Facility Loan Documents at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such lender of credit (or guaranty in respect thereof) shall have been fully cash collateralized in an amount not less that 105% of the undrawn amount thereof.

                "Indenture Documents" shall mean the Indenture, the Security Documents, the Notes, and such other agreements, instruments, and certificates executed and delivered (or issued) by Borrower or the Guarantors pursuant to the Indenture, as any or all of the same may be amended or supplemented from time to time.

                "Insolvency Proceeding" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement, or reorganization of Borrower, any Guarantor, any other subsidiary of Borrower, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization, or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Borrower, any Guarantor, any other subsidiary of Borrower, or their respective successors or assigns.

                "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest, and any filing of or agreement


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to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

                "Lien Priority" shall mean, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

                "Notes" shall mean the notes issued to the holders thereof pursuant to the Indenture.

                "Party" shall mean any signatory to this Agreement.

                "Secured Liabilities" shall mean the Subordinated Lien Indebtedness and the Eligible Credit Facility Indebtedness.

                "Security Agreement" shall mean that certain Security and Pledge Agreement, dated as of December 30, 1997, between Borrower and the Guarantors on the one hand, and the Trustee on the other hand, as such may be amended from time to time thereafter.

                "Security Documents" shall mean collectively, the Security Agreement, any deeds of trust or mortgages, including any vessel mortgages, and any other document, instrument, or agreement executed or delivered by Borrower, any Guarantor, or any other subsidiary of Borrower from time to time pursuant to which Borrower, any Guarantor, or any other subsidiary of Borrower shall grant a Lien on any of their respective properties, assets, or revenues to secure payment of the Subordinated Lien Indebtedness.

                "Subordinated Lien Indebtedness" shall mean all obligations and liabilities, contingent or otherwise, of Borrower and the Guarantors to the holders of the Notes arising under or pursuant to the Indenture Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the holders of the Notes in respect of the Collateral in any Insolvency Proceeding.

                "Trigger Event" shall mean any of (a) the occurrence of an Event of Default, (b) the acceleration of or demand for payment at maturity with respect to the Eligible Credit Facility Indebtedness by the Eligible Credit Facility Lender pursuant to the Eligible Credit Facility Loan Agreement, or (c) the commencement of any action or proceeding by the Eligible Credit Facility Lender, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Eligible Credit Facility Lender's rights and remedies under any of the Eligible Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on, or disposition of any Collateral, including any notification to third parties to make payment directly to the Eligible Credit Facility Lender, (ii) exercise of any right of set-off, (iii) commencement of any Insolvency Proceeding, and (iv) commencement


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of any action or proceeding against any Guarantor to recover all or any part of the Eligible Credit Facility Indebtedness.

        Section 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein," or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

                                    ARTICLE 2

                                  LIEN PRIORITY

        Section 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the holders of the Notes in the Collateral are and shall be subordinate in priority to the Liens of the Eligible Credit Facility Lender in and to the Collateral securing the Eligible Credit Facility Indebtedness up to and not exceeding the Maximum Amount; provided, that the rights of the Eligible Credit Facility Lender under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of the Eligible Credit Facility Lender in and to the Collateral are avoided, disallowed, set aside, or otherwise invalidated in any action or proceeding by a court, tribunal, or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the holders of the Notes in and to the Collateral in favor of the Eligible Credit Facility Lender provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person, or (b) subordinate the Subordinated Lien Indebtedness to any other indebtedness of Borrower or any of the Guarantors, including the Eligible Credit Facility Indebtedness. Without limiting the generality of the foregoing, Trustee in its capacity as Trustee-Mortgagee under that certain First Preferred Vessel Mortgage, dated as of December 30, 1997, by Fitzgeralds Mississippi, Inc. ("FMI") as Owner-Mortgagor, recorded in the National Vessel Documentation Center at Book 98-23, Page 467 (the "Indenture Vessel Mortgage"), hereby agrees that the lien of the Indenture Vessel Mortgage is and shall be subordinate to the lien of the First Preferred Vessel Mortgage, dated as of October 29, 1998, by FMI, as Owner and Mortgagor, in favor of Foothill Capital Corporation, a California corporation, as Mortgagee, with respect to the vessel "Fitzgeralds Tunica", U.S.G.C. Official #262757 and securing a Maximum Principal Amount of $15,000,000.

        Section 2.2 Non-Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority, or enforceability of the Liens of the other Party or finance or urge any other Person to do so, provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this


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provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) as to which one Party has a Lien and as to which the other Party does not have a Lien.

        Section 2.3 Exercise of Rights.

        (a) The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding or to join or participate in any Enforcement Action (as hereinafter defined); provided, that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4, and (ii) subject to the provisions of Sections 3.1 and 3.2.

        (b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

        Section 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements, or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                    ARTICLE 3

                             ACTIONS OF THE PARTIES

        Section 3.1 Limitation on Certain Actions. Subject to Section 3.2:

        (a) so long as any of the Eligible Credit Facility Indebtedness up to the Maximum Amount is not Fully Paid, the Trustee will not, without the prior written consent of the Eligible Credit Facility Lender, take any of the following actions (each an "Enforcement Action");

                (i) commencement of any action, whether judicial or otherwise, for the enforcement of the Trustee's rights and remedies as a secured creditor with respect to the Collateral including commencement of any receivership or foreclosure proceedings against or any other sale of, collection on, or disposition of any Collateral; or


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                (ii) notifying any third party account debtors of Borrower or any of its Subsidiaries to make payment directly to it or to any of its agents or other Persons acting on its behalf; and

        (b) so long as any Eligible Credit Facility Indebtedness is outstanding, the Trustee will not, without the prior written consent of the holders of a majority in aggregate principal amount of the Subordinated Lien Indebtedness then outstanding, take any Enforcement Action.

        Section 3.2 Standstill Period. If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the holders of the Notes, may give the Eligible Credit Facility Lender written notice thereof, specifying the nature of the Enforcement Event in reasonable detail. If such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such notice, and if the Eligible Credit Facility Lender has not on or before the expiration of such 180-day period notified the Trustee that the Eligible Credit Facility Lender has commenced one or more types of enforcement actions described in
Section 3.1 or that Borrower or one or more of the Guarantors is the subject of an Insolvency Proceeding, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with the Section 3.4, take one or more types of enforcement actions described in Section 3.1 or otherwise available to the Trustee under the Indenture Documents. If the Eligible Credit Facility Lender has commenced any such enforcement action within such 180-day period and thereafter discontinues such enforcement action or actions, and no Insolvency Proceeding is pending against Borrower or one or more of the Guarantor and no other action described in Section 3.1 is then being taken by the Eligible Credit Facility Lender, and if, following the expiration of such 180-day period, such Enforcement Event is then continuing, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more types of enforcement actions described in Section 3.1 or otherwise available to the Trustee under the Indenture Documents. Nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

        Section 3.3 Foreclosure. In the event of any Foreclosure Action by any Party to this Agreement, the Party taking such Foreclosure Action may enforce its Financing Documents independently as to Borrower and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for the Party taking such Foreclosure Action to marshal assets in favor of any other Party hereto or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Eligible Credit Facility Lender is owed any Eligible Credit Facility Indebtedness) and the Eligible Credit Facility Lender (for so long as the Trustee and the holders of the Notes are owed any Subordinated Lien Indebtedness as defined hereunder) expressly waives any right to require the other Party hereto to marshal assets in favor of any Party hereto or to proceed against


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any Collateral provided by Borrower or any Guarantor, or any other property, assets, or collateral provided by Borrower, any Guarantor, or any other Person, and agrees that the Party taking such Foreclosure Action may proceed against Borrower, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition by the Eligible Credit Facility Lender of any Collateral governed by Article 9 of the Uniform Commercial Code, the Eligible Credit Facility Lender agrees in favor of the Trustee that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable, (b) with respect to the sale or other disposition by the Eligible Credit Facility Lender of any other Collateral, the Eligible Credit Facility Lender agrees in favor of the Trustee that such sale or other disposition shall be conducted in a commercially reasonable manner (such phrase being used in this clause (b) not in the Uniform Commercial Code sense, but according to the normal meaning of such phrase, with the intent that such standard would be established by reference to the practices of commercial real property secured lenders generally), (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial
Code) to provide to Borrower or the Guarantors (without regard to whether Borrower or the Guarantors have waived their entitlement to receive such notice), and (d) the Eligible Credit Facility Lender agrees that, at such time as all Eligible Credit Facility Indebtedness is Fully Paid, the Eligible Credit Facility Lender thereupon promptly shall cease all further Foreclosure Actions.

        Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

        (a) FIRST, if the Foreclosure Action is taken by the Eligible Credit Facility Lender, to the payment of all costs and expenses, commissions, and taxes of the Eligible Credit Facility Lender incurred in connection with taking any such Foreclosure Action or other realization, including all expenses (including attorneys fees and expenses), liabilities, and advances made or incurred by the Eligible Credit Facility Lender in connection therewith;

        (b) SECOND, if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all costs and expenses, commissions, and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all expenses (including attorneys fees and expenses), liabilities, and advances made or incurred by the Trustee in connection therewith;

        (c) THIRD, to the Eligible Credit Facility Lender, until all Eligible Credit Facility Indebtedness in an amount up to the to the Maximum Amount is Fully Paid;


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        (d) FOURTH, to the Trustee, until all Subordinated Lien Indebtedness
Fully Paid;

        (e) FIFTH, to the Eligible Credit Facility Lender, until all Eligible Credit Facility Indebtedness, if any, in excess of the Maximum Amount is Fully Paid; and

        (f) SIXTH, in accordance with the terms of the Indenture Documents.

        Section 3.5 Notice of Certain Events. Each Party agrees that it will notify the other, in writing, if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, respectively, not later than 30 days after the date of any such occurrence. The foregoing to the contrary notwithstanding, the no Party shall incur any liability to the other under this Section as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of wilful misconduct, malfeasance, or gross negligence.

                                    ARTICLE 4

                            ENFORCEMENT OF PRIORITIES

        Section 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

        (a) all payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto in accordance with the provisions of Section 3.4 (the "Entitled Party") and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents;

        (b) after the Eligible Credit Facility Indebtedness is Fully Paid (to the maximum amount set forth herein), the Eligible Credit Facility Lender will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary or that the Trustee reasonably may request, to permit such Trustee to evidence or in furtherance of the termination of the Lien Priority hereunder; provided, that (i) the Eligible Credit Facility Lender shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause
(b) to the extent that such action would contravene any law, order, or other legal requirement and in the event of a controversy or dispute, the Eligible Credit Facility Lender may interplead any payment or distribution in any court of competent jurisdiction, and (ii) the Eligible Credit Facility Lender shall not incur any liability to the Trustee for the failure to provide any such further instruments and documents or take any such further acts, so long as the failure to provide any such further instruments and documents or take


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any such further acts was not the result of malfeasance, wilful misconduct, or gross negligence;

        (c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to them, at any time when any other Party shall have failed to comply with all of the provisions of this Agreement applicable to it, provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance; and

        (d) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any malfeasance, intentional fraud, or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy, or reorganization of Borrower or any Guarantor or otherwise, all as though such payment had not been made.

        Section 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party.

        Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

        Except to the extent, if any, expressly prohibited by the terms and conditions of Sections 4.10 or 5.1 or of the Indenture:

        (a) each Party hereby agrees that if the Party with the senior Lien in an item of Collateral shall have agreed with Borrower (or its subsidiary, as applicable) that Borrower (or its subsidiary, as applicable) may sell or otherwise dispose of such item of Collateral, then the Lien of the other Party in such item of Collateral shall


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        be released by such other Party concurrently with such sale or other disposition and the net cash proceeds therefrom may, at the sole election of the Party with the senior Lien therein, be applied to the claims of the Parties in the manner provided for herein, or be used by Borrower (or its subsidiary, as applicable) for its lawful general corporate purposes;

        (b) each Party hereby further agrees that any UCC collection, sale, or other disposition of Collateral by the Eligible Credit Facility Lender shall be free and clear of any Lien of the Trustee in such Collateral, provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Eligible Credit Facility Indebtedness, as provided herein, or are used by Borrower (or its subsidiary, as applicable) for general corporate purposes as set forth in subsection (a) of this Section 4.3; and

        (c) To the extent reasonably requested by either Party, the other Party will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in subsections (a) or (b) of this Section 4.3, by the Party holding the senior Lien therein free and clear of the other Party's junior Lien.

                                   ARTICLE 5

                                 MISCELLANEOUS

        Section 5.1 Rights of Subrogation. Each Trustee agrees that no payment or distribution to the Eligible Credit Facility Lender pursuant to the provisions of this Agreement shall entitle such Trustee to exercise any rights of subrogation in respect thereof until the Eligible Credit Facility Indebtedness in an amount up to the to the Maximum Amount shall have been Fully Paid.

        Section 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Party reasonably may request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 5.2 to the extent that such action would contravene any law, order, or other legal requirement binding upon such Party, and in the event of a controntion, such Party shall interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.


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        Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements, and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:

                (a) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents, provided that this clause (a) shall not apply to, and none of the Trustee's Liens in the Collateral shall be subordinated in priority by virtue of this Agreement to, the Eligible Credit Facility Lender's Liens therein to the extent that the Eligible Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

                (b) any exchange, release, non-enforcement, or non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment, or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; and

                (c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

        Section 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 5.5 Addresses for Notices. All demands, notices, and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

               The Bank of New York
               101 Barclay Street, 21-W
               New York, NY  10286
               Attention: Corporate Trust Department
               Telephone: (212) 815-3806
               Facsimile: (212) 815-5915

and if to the Eligible Credit Facility Lender, mailed or sent by telecopy or delivered to it, addressed to it as follows:

               Foothill Capital Corporation
               11111 Santa Monica Boulevard, Suite 1500
               Los Angeles, California 90025
               Attention: Business Finance Division Manager
               Telephone: (310) 996-7000
               Facsimile: (310) 575-9623

, or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices, and other communications shall be effective: when mailed, 2 business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

        Section 5.6 No Waiver Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 5.7 Continuing Agreement. This Agreement is a continuing agreement and shall (a) be binding upon the Parties and their successors and assigns, and (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees, and assigns.

        Section 5.8 Governing Law: Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

        Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

        Section 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the holders of the Notes). No other Person (including Borrower, any Guarantor, or any subsidiary or affiliate of Borrower) shall be deemed to be a third party beneficiary of this Agreement.

        Section 5.11 Headings. The headings of the articles and elections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        Section 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

        Section 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and collateral agent under the Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes the holder of any such Note). The Trustee shall not have any duties, obligations, or responsibilities to the Eligible Credit Facility Lender under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to Borrower or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgement hereof, Borrower expressly agrees that as between itself and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, Trustee may (a) conclusively rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of Borrower or of the Eligible Credit Facility Lender, (b) conclusively rely in good faith, as to matters of law, on any advice received from its legal counsel, and shall have no liability for any action or omission taken in reliance thereon, and (c) conclusively assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

        IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


                                       FOOTHILL CAPITAL CORPORATION


                                       By: /s/ BRIAN DUFFY
                                          -------------------------
                                          Name: Brian Duffy
                                          Title: Vice President



                                        THE BANK OF NEW YORK, solely in its
                                        capacity as trustee and collateral agent
                                        (and not individually)

                                       By: /s/ MARY BETH LEWICKI
                                          -------------------------
                                          Name: Mary Beth Lewicki
                                          Title: Assistant Vice President

                                 ACKNOWLEDGMENT


        The undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement and (b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.


                      Dated as of October 29, 1998


                             FITZGERALDS GAMING CORPORATION
                             a Nevada corporation
                             FITZGERALDS SOUTH, INC.
                             a Nevada corporation
                             FITZGERALDS RENO, INC.
                             a Nevada corporation
                             FITZGERALDS INCORPORATED
                             a Nevada corporation
                             FITZGERALDS MISSISSIPPI, INC.
                             a Mississippi corporation
                             FITZGERALDS LAS VEGAS, INC.
                             a Nevada corporation
                             FITZGERALDS BLACK HAWK, INC.
                             a Nevada corporation
                             FITZGERALDS BLACK HAWK II, INC.
                             a Colorado corporation
                             FITZGERALDS FREMONT EXPERIENCE
                             CORPORATION
                             a Nevada corporation
                             101 MAIN STREET LIMITED LIABILITY COMPANY a Colorado limited liability company


                             By: /s/ MICHAEL E. MCPHERSON
                                ------------------------------------------------
                             Name:  Michael E. McPherson
                             Title: Senior Vice President, Chief Financial
                                    Officer, Treasurer, and Secretary of each of
                                    the above-listed companies

STATE OF CALIFORNIA        )
                           )  ss
COUNTY OF LOS ANGELES      )


        On October 29, 1998, before me, Kiersten Polk, Notary Public, personally appeared Brian Duffy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.

[SEAL] KIERSTEN POLK
       Commission #1100940
       Notary Public--California               /s/ KIERSTEN POLK
       Los Angeles County                      -------------------------
       My Comm. Expires Jun 14, 2000           Signature


STATE OF ___________       )
                           )  ss
COUNTY OF ____________     )


        On _____________, 1998, before me, _____________________, Notary Public, personally appeared ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.



                                               -------------------------
                                               Signature

[SEAL]